Exhibit 99.1
CANARGO ENERGY CORPORATION
FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA
ANNUAL REPORT ON FORM 10-K AND LISTING UPDATE
March 31, 2009 — Guernsey, British Isles — CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE: CNR, NYSE ALTERNEXT: CNR.BC) today announced that due to its inability to secure audited year end financial statements it will be unable to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 on March 31, 2009, the due date, and will therefore be delinquent in its filing obligations under the Securities Exchange Act of 1934, as amended. The Company has been further advised by the Staff of the NYSE Alternext US LLC (the “Exchange”) that as a result the Exchange would halt trading in the Company’s common stock effective April 6, 2009. The Company has also announced that it has received an inquiry dated March 30, 2009 from the Oslo Stock Exchange requesting financial and further information in light of the Company’s recent public announcements and pointing out that in accordance with the Norwegian Securities Trading Act the Company will be required to comply with Norwegian rules for mandatory bid obligations after the Company’s shares have been delisted from the Exchange.
The matters discussed in this press release include forward-looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbour provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
For more information please contact:
US and NORWAY
Eric Cameron, Christopher Rodsten, Fredrik Tangeraas
Gambit Hill & Knowlton AS
Tel: +47 96 62 55 94
Email: canargo@hillandknowlton.com